Press Release	Source: Medistem Laboratories

Medistem Reports 2006 Financial Results

Thursday March 15, 9:05 am ET

Highlights Include Quarter-Over-Quarter Revenue Growth Exceeding 100%

SCOTTSDALE, AZ--(MARKET WIRE)--Mar 15, 2007 -- Medistem Laboratories (OTC BB:MDSM.OB - News) (Frankfurt:S2U.F - News) today reported financial results for the year ended December 31, 2006.

The Company reported a net loss of $3,793,000 or $0.03 per share for the year ended December 31, 2006 (which includes non-cash stock based compensation charges of $2,597,000). Revenues were $319,408 for 2006, derived from patient treatments in its licensee's clinic in Costa Rica.

For the year ended December 31, 2005, the Company reported a net loss of $2,892,000, or $0.03 per share for the year ended December 31, 2005 (which includes non-cash stock based compensation charges of $2,627,000). No revenues were reported for the year ended December 31, 2005.

Comparative balance sheets and income statements are enclosed in this release.

Key events in 2006 were as follows:

•

Medistem's consolidated licensee, Institute for Cellular Medicine (ICM), received its license from the government of Costa Rica.  Medical and ethical advisory committees were developed and treatments commenced in the third quarter of 2006.

•

Revenues doubled from the third quarter to the fourth quarter of 2006.

•

Key positions were filled in the organization, including the hiring of a Chief Financial Officer, and a Laboratory Director and Medical Director at ICM.

•

Medistem strengthened its intellectual property portfolio, which now consists of 8 patents pending covering over 2000 cumulative claims and new treatment protocols developed by its licensee, ICM.

•

Medistem basic research findings were published in 2 peer reviewed international scientific publications.

•

The Company raised net proceeds of $2.1 million through a series of common and preferred stock offerings.

"This year was instrumental in the positioning of our Company," said Chairman, Chief Executive Officer and President Neil Riordan, PhD. "We have hired experts in finance, research and development and medicine and our business prospects have never looked brighter. Looking to the future, we have hired a Chief of Scientific Development and began pre-clinical work in conjunction with the Indiana University Medical School on our first therapeutic platform, Angiostem(TM). We have also recently signed our second licensee to begin treatments in Mexico which we expect to commence in the next few weeks, and we are engaged in discussions with several other potential partners in several different countries to expand our business opportunities."

Steve Rivers, Chief Financial Officer, said, "During 2006, we have built the necessary infrastructure to poise ourselves for future growth. We raised sufficient capital to finance the construction of our first licensee clinic and we ended the year with cash and cash equivalents of $986,000. With revenue generating activities firmly underway, we reduced our cash used in operating activities to less than $100,000 in the fourth quarter of 2006. We are excited and motivated by not only our future business prospects, but by the possibilities that our therapies can bring to the world of medicine."

About Medistem Laboratories, Inc.

Medistem Laboratories (www.medisteminc.com) is an innovative biotechnology company committed to the creation and commercialization of advanced medical therapies based on non-controversial adult stem cells. Medistem's corporate mission is to transform these stem cells into valuable medical treatments. The Company's business strategy calls for the licensing of a series of clinics and laboratories around the world to deliver unprecedented, next-generation cell therapies to help millions of patients while seeking to commercialize products in the U.S. market. Clinic treatments use proprietary technology and cells sourced from umbilical cords, fat, bone marrow, and muscle for the treatment of cerebral palsy, stroke, cardiovascular disease and orthopedic diseases. Medistem believes it may hold a substantial competitive edge in the worldwide emerging market for stem cell-sourced medical solutions, positioning it to become a leading global provider of stem cell treatments on a fee-for-service basis, while accumulating intellectual property based on clinical and laboratory findings.

Cautionary Statement

This document does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include projections of matters that affect revenue, the ability to develop or license certain technologies; operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: technology development limitations, intense competition, risk of business interruption, management of rapid growth, need for additional financing, regulatory approvals and requirements, dependence on key personnel and research, management and other administrative costs.

These factors are discussed in greater detail in the company's quarterly and annual periodic reports, all as filed with the Securities and Exchange Commission.

Medistem Laboratories, Inc.

Consolidated Balance Sheets
	December 31,	December 31,
	2006	2005

Assets
Cash and equivalents	$986,009	$410,613
Short-term investments	20,000	20,000
Prepaid expenses and other current assets	23,940	-
Total current assets	1,029,949	430,613
Property and equipment, net	656,564	170,731
Intangible assets	3,566	3,566
Other assets	86,900	-
Total assets	$1,776,979	$604,910

Liabilities, Minority Interest and Stockholders' Equity
Accounts payable	$162,014	$10,942
Accrued expenses	12,847	-
Accrued registration rights penalties	65,265	-
Deferred revenue	15,000	-
Total current liabilities	255,126	10,942
Total liabilities	255,126	10,942

Minority interest	-	-

Stockholders' equity:
Series A convertible preferred stock, $0.0001 par value,
no stated interest rate or dividend preference,
liquidation preference of $0.35 per share or $1,800,000 in 2006,
200,000,000 shares authorized, 5,142,858 and no shares
issued and outstanding	514	-
Common stock, $0.0001 par value, 300,000,000 shares
authorized, 130,680,693 and 125,593,602 shares issued
and outstanding	13,068	12,559
Paid-in capital	8,230,271	3,510,430
Accumulated deficit	(6,722,000)	(2,929,021)
Total stockholders' equity	1,521,853	593,968

Total liabilities, minority interest and stockholders' equity	$1,776,979	$604,910

Medistem Laboratories, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
	2006	2005

Revenues	$319,408	$-

Operating expenses:
Laboratory and clinical expenses	375,712	83,401
Research and development	87,064	50,346
Professional fees	489,278	106,873
General and administrative	490,865	28,312
Stock based compensation	2,596,565	2,627,423

Total operating expenses	4,039,484	2,896,355

Operating loss	(3,720,076)	(2,896,355)
Other income (expense):
Interest expense	(692)	-
Interest income	42,545	1,623
Other income (expense)	(114,706)	3,060

Total other income (expense)	(72,853)	4,683

Loss before income tax provision	(3,792,929)	(2,891,672)
Income tax provision	(50)	(45)
Net loss	(3,792,979)	(2,891,717)
Less: Accretion of beneficial conversion
feature relating to convertible
preferred stock	(489,953)	-
Net loss available to common stockholders	$(4,282,932)	$(2,891,717)

Net loss per share:
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

Weighted average common shares outstanding
Basic	129,772,005	91,107,622
Diluted	129,772,005	91,107,622

Contact:

     Contact:

     Medistem Laboratories, Inc.

     Chris McGuinn

     602-318-3535

     http://www.medisteminc.com

Source: Medistem Laboratories